Exhibit 99.1

ISCO International Accepts Resignation of Sales Vice President

ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--ISCO International (AMEX: ISO), today accepted the resignation of Vice President – Sales, Jack Christie. The resignation is effective immediately. The search for Mr. Christie’s replacement has already begun.

About ISCO International and Clarity Communication Systems

ISCO International (www.iscointl.com) is a leading wireless telecommunications solutions provider -- and global supplier of radio frequency management and interference-control systems. With its acquisition of Clarity (www.claritycsi.com) in January 2008, it brings to the wireless market a suite of highly differentiated solutions for mobile operators, network infrastructure providers and other resellers of wireless products and software solutions. ISCO solutions include adaptive interference management and radio frequency spectrum conditioning for all wireless technologies, and the latest integrated software solutions for public safety and enterprise customers.

CONTACT:
ISCO International
Ed Bergstraesser
845/876-8880
845/546-8300 cell